U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 20, 2006
                        (Date of earliest event reported)

                           ALBANY INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

    Delaware                         0-16214                     14-0462060
(State or other jurisdiction       (Commission                 (IRS employer
of incorporation)                  file number)              identification no.)

                      1373 Broadway, Albany, New York 12204
                                 (518) 445-2200
 (Address and telephone number of the registrant's principal executive offices)


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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On April 14, 2006, Albany International Corp. ("the Registrant") entered into a $460 million Five-Year Revolving Credit Facility Agreement (the "New Agreement") with JPMorgan Chase Bank, N.A., As Administrative Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., Bank of Tokyo Mitsubishi UFJ Trust Company, Wachovia Bank, N.A., Sumitomo Mitsui Banking Corporation, Citizens Bank of Massachusetts, ABN AMRO Bank N.V., HSBC Bank USA, N.A., Nordea Bank Finland PLC, Manufacturers and Traders Trust Company, TD Northbank, N.A. and First Niagara Bank. The New Agreement replaced a $460 million five-year facility agreement (the "Old Agreement") with the same Agents and all of the lenders listed above, as well as Scotiabank Inc.

The New Agreement contains customary terms, as well as affirmative covenants, negative covenants and events of default comparable to those in the Old Agreement. The Borrowings are guaranteed by certain of the Registrant's U.S. subsidiaries, as were borrowings under the Old Agreement.

The applicable interest rate for borrowings under the New Agreement, as well as under the Old Agreement, is LIBOR plus a spread, based on the Company's leverage ratio at the time of borrowing. Spreads under the New Agreement are 15 to 50 basis points lower than under the Old Agreement. Fees for undrawn commitments are also lower. The applicable interest rate for borrowings on April 14 was LIBOR plus 40 basis points (or 5.22%), compared to LIBOR plus 75 basis points (or 5.57%) under the Old Agreement.

The Agents and certain of the Lenders or their affiliates have from time to time performed, and may in the future perform, various investment banking, financial advisory and other lending services for the Company and its affiliates, for which they have received and will receive customary fees.

A copy of the Agreement is being filed as an exhibit. A copy of the Old Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed January 22, 2004.


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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALBANY INTERNATIONAL CORP.

                                             By:    /s/ Michael C. Nahl
                                                    ----------------------------
                                             Name:  Michael C. Nahl

                                             Title: Executive Vice President and
                                                     Chief Financial Officer

Date: April 20, 2006


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                                Index to Exhibits

Exhibit Number    Description of Document
--------------    -----------------------

10k(ii) $460,000 Five-Year Revolving Credit Facility Agreement among Albany International Corp., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as London Agent, dated as of April 14, 2006.